SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): May 25, 2005


                             MICREL, INCORPORATED
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

                                  CALIFORNIA
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                (State or Other Jurisdiction of Incorporation)


                 0-25236                            94-2526744
        -------------------------           -------------------------
        (Commission File Number)                 (I.R.S. Employer
                                                 Identification No.)

                2180 Fortune Drive, San Jose, CA            95131
           ---------------------------------------------------------
           (Address of Principal Executive Offices)       (Zip Code)


                                (408) 944-0800
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

                     INFORMATION TO BE INCLUDED IN REPORT

Item 1.01 Entry into a Material Definitive Agreement

   On May 26, 2005, the Board of Directors approved a modification to the stock options previously granted by the Company to Larry L. Hansen. On May 26, 2005, Mr. Hansen retired from the Board of Directors and was appointed Director Emeritus (see Item 5.02 below). The modification provides that options to purchase shares of the Company?s common stock held by Mr. Hansen on May 26, 2005 will continue to become exercisable in accordance with their respective terms for so long as he continues to serve as Director Emeritus as if he remained a director of the Company during such time.



Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

   On May 26, 2005, Larry L. Hansen retired from the Company?s Board of Directors. Mr. Hansen has been appointed Director Emeritus for a term of three years to provide such services to the Board of Directors and the Company as requested from time to time by the Chairman of the Board. Dr. David W. Conrath will replace Mr. Hansen on the Board, and as a member of the Company?s Audit, Compensation and Nominating/Corporate Governance Committees.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MICREL, INCORPORATED
                                          (the Registrant)


                                        By: /s/ Richard D. Crowley
                                            -------------------------
                                            Richard D. Crowley
                                            Vice President, Finance and
                                            Chief Financial Officer
                                            (Principal Financial and
                                             Accounting Officer)

Dated:  May 31, 2005